EXCLUSIVE AGENCY AGREEMENT
                           --------------------------

         This Exclusive Agency Agreement (the "Agreement") is entered into by and among Wilkerson Consulting, Inc. ("Agent"), a Nevada corporation, and Ameri-First Financial Group, Inc. ("AFG"), a Delaware corporation.


                                    RECITALS
                                    --------

         WHEREAS, AFG desires to retain Agent to act as its exclusive agent with respect to the acquisitions of hotels and motels by AFG on a worldwide basis; and

         WHEREAS, Agent desires to be retained in such capacity.

         NOW, THEREFORE, in consideration of the covenants, agreements, and considerations set forth below, the parties agree as follows:

                                    AGREEMENT
                                    ---------

         1. Appointment as Exclusive Agent. By execution of this Agreement, AFG hereby appoints Agent as its exclusive agent with respect to the acquisitions of hotels and motels by AFG and/or its subsidiaries on a worldwide basis.

         2. Services Performed by Agent. Agent hereby represents that it shall perform the following services:

                  a. Review and analyze any contracts submitted to Agent by AFG that relate to the acquisition of hotels and motels by AFG and/or any of its subsidiaries and give AFG comments on such contracts determined to be pertinent by Agent;

                  b. Review and analyze any books and records of hotels and motels under consideration for purchase by AFG (and/or any of its subsidiaries) submitted to Agent by AFG and give AFG comments on such books and records determined to be pertinent by Agent; and

                  c. Attempt to locate and present to AFG hotels and motels that are suitable for acquisition by AFG.

         2. Consideration to AFG. AFG shall have a right of first refusal to purchase any hotel or motel to be sold by any entity that is owned by, controlled by, or associated with Charles K. Wilkerson on the same terms and conditions agreed to by a third party buyer. Additionally, AFG shall have a right of first refusal to purchase any hotel or motel placed under contract by Charles K. Wilkerson or any entity that is owned by, controlled by, or


EXCLUSIVE AGENCY AGREEMENT -- Page 1
--------------------------
associated with Charles K. Wilkerson. AFG shall have five (5) days, after receipt of a written notice (the "Notice") containing the terms of any proposed
(i) sale of a hotel or motel or (ii) purchase of a hotel or motel, to give Agent written notice of its intent to purchase such hotel or motel on the terms contained in the Notice. Time is of the essence with respect to this Section 2.

         3. Compensation to Agent. For and in consideration of performing the above-described services, Agent shall be paid a fee as follows:

                  a. 2.0% of the purchase price of any hotel or motel purchased by AFG and/or its subsidiaries in cash or its equivalent in United States Dollars; and

                  b. Common stock of AFG (restricted pursuant to Rule 144 of the General Rules of the Securities and Exchange Commission, as promulgated under the Securities Act of 1933, as amended) in an amount equal to 2.0% of the purchase price of any hotel or motel purchased by AFG and/or its subsidiaries, based on the published "Bid" price of such common stock.

The above described fee shall be paid to Agent by AFG at the closing of the purchase of any hotel or motel by AFG during the term of this Agreement.

         4. Term. This Agreement shall terminate on the earlier of (i) the expiration of five (5) year(s), (ii) the death of Charles K. Wilkerson, or (iii) the voluntary termination of this Agreement by Agent. In the event that Agent should terminate this Agreement, he shall give AFG thirty (30) days' advance written notice.

         5. Notices. All notices to the parties hereto shall be at the following addresses:

         If to Agent:                  Wilkerson Consulting, Inc.
                                       3873 F.M. 2728
                                       Kaufman, Texas 75142
                                       Attn: Charles K. Wilkerson

         If to AFG:                    Ameri-First Financial Group, Inc.
                                       4514 Cole Avenue
                                       Suite 600
                                       Dallas, Texas 75205
                                       Attn: Jeffrey C. Bruteyn



EXCLUSIVE AGENCY AGREEMENT -- Page 2
--------------------------

All notices to any party shall be in writing and delivered to such party or deposited in the United States Mail in an envelope, registered or certified mail, with postage prepaid, addressed to such party as set forth above or at such other address as such party shall have previously designated in the manner set forth herein. All notices shall be deemed given when delivered, or, if mailed, on the third business day after the mailing.

         6. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the general laws of the United States of America. VENUE FOR ANY CAUSE OF ACTION RELATED TO THIS AGREEMENT SHALL BE EXCLUSIVELY DALLAS COUNTY, TEXAS.

         7. Multiple Counterparts. This Agreement has been executed in multiple counterparts, each copy of which is deemed to be an original and constitute collectively one agreement.

         8. Parties Bound. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding on the parties hereto and their respective heirs, executors, legal representatives, successors in interest, and assigns.

         9. Entire Agreement. This Agreement contains the entire agreement by and among the parties, and no promise, representation, warranty, or covenant not included in this Agreement or any such referenced agreement has been or is relied upon by the parties.

         EXECUTED to be effective as of the 9th day of June, 2000.

                                       WILKERSON CONSULTING, INC.,
                                       a Nevada corporation,


                                       By: /s/ Charles K. Wilkerson
                                          --------------------------------
                                          Charles K. Wilkerson, President







EXCLUSIVE AGENCY AGREEMENT -- Page 3
--------------------------

                                       AMERI-FIRST FINANCIAL GROUP, INC.,
                                            a Delaware corporation

                                       By: /s/ Jeffrey C. Bruteyn
                                          --------------------------------
                                          Jeffrey C. Bruteyn,
                                          Chief Executive Officer




ACCEPTED AND AGREED:
-------------------



 /s/ Charles K. Wilkerson
------------------------------
CHARLES K. WILKERSON

Dated:
      ------------------------







EXCLUSIVE AGENCY AGREEMENT -- Page 4
--------------------------